                                                                EXHIBIT 4-1-1(b)

This instrument was prepared by,
and when recorded should be
returned to:

Richard W. Astle
Sidley Austin Brown & Wood
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603

                             SUPPLEMENTAL INDENTURE

                                   ----------

                            Dated as of June 1, 2002
                                   ----------

                           COMMONWEALTH EDISON COMPANY

                                       to

                            BNY MIDWEST TRUST COMPANY

                                       and

                                  D. G. DONOVAN

             Trustees under Mortgage Dated July 1, 1923, and Certain
                         Indentures Supplemental Thereto

                                   ----------

                   Giving Notice of the Issuance of Additional

                      FIRST MORTGAGE 6.15% BONDS, SERIES 98
                               DUE MARCH 15, 2012

      THIS SUPPLEMENTAL INDENTURE, dated as of June 1, 2002, between COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company") having an address at 10 South Dearborn Street, 37th floor, Chicago, Illinois 60603, party of the first part, and BNY MIDWEST TRUST COMPANY, a trust company organized and existing under the laws of the State of Illinois having an address at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, and D.G. Donovan, an individual having an address at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, as Trustee and Co-Trustee, respectively, under the Mortgage of the Company dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August 1, 1944 and the subsequent supplemental indentures hereinafter mentioned, parties of the second part (said Trustee being hereinafter called the "Trustee", the Trustee and said Co-Trustee being hereinafter together called the "Trustees", and said Mortgage dated July 1, 1923, as amended and supplemented by said Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, being hereinafter called the "Mortgage"),

                              W I T N E S S E T H:

      WHEREAS, the Company duly executed and delivered the Mortgage to provide for the issue of, and to secure, its bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage; and

      WHEREAS, the Company from time to time has executed and delivered supplemental indentures to the Mortgage to provide for (i) the creation of additional series of bonds secured by the Mortgage, (ii) the amendment of certain of the terms and provisions of the Mortgage and (iii) the confirmation of the lien of the Mortgage upon property of the Company, such supplemental indentures that are currently effective and the respective dates, parties thereto and purposes thereof, being as follows:

    SUPPLEMENTAL
    INDENTURE DATE             PARTIES                                         PROVIDING FOR
    August 1, 1944             Company to Continental Illinois National Bank   Amendment and restatement of
                               and Trust Company of Chicago and Edmond B.      Mortgage dated July 1, 1923
                               Stofft, as Trustee and Co-Trustee

    August 1, 1946             Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Edmond B.
                               Stofft, as Trustee and Co-Trustee

    April 1, 1953              Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Edmond B.
                               Stofft, as Trustee and Co-Trustee

    March 31, 1967             Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Edward J.
                               Friedrich, as Trustee and Co-Trustee

    April 1, 1967              Company to Continental Illinois National Bank   Amendment of Sections 3.01, 3.02,
                               and Trust Company of Chicago and Edward J.      3.05 and 3.14 of the Mortgage and
                               Friedrich, as Trustee and Co-Trustee            issuance of First Mortgage 5-3/8%
                                                                               Bonds, Series Y
    February 28, 1969          Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    May 29, 1970               Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    June 1, 1971               Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    April 1, 1972              Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    May 31, 1972               Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    June 15, 1973              Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    May 31, 1974               Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    June 13, 1975              Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    May 28, 1976               Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    June 3, 1977               Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    May 17, 1978               Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    August 31, 1978            Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    June 18, 1979              Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    June 20, 1980              Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    April 16, 1981             Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    April 30, 1982             Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    April 15, 1983             Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    April 13, 1984             Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    April 15, 1985             Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and Donald W.
                               Alfvin, as Trustee and Co-Trustee

    April 15, 1986             Company to Continental Illinois National Bank   Confirmation of mortgage lien
                               and Trust Company of Chicago and M.J. Kruger,
                               as Trustee and Co-Trustee

    June 15, 1990              Company to Continental Bank, National           Issuance of First Mortgage 9-7/8%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 75
                               Co-Trustee

    October 1, 1991            Company to Continental Bank, National           Issuance of First Mortgage 8-1/4%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 76 and First
                               Co-Trustee                                      Mortgage 8-7/8% Bonds, Series 77

    October 15, 1991           Company to Continental Bank, National           Issuance of First Mortgage 8-3/8%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 78 and First
                               Co-Trustee                                      Mortgage 9-1/8% Bonds, Series 79

    February 1, 1992           Company to Continental Bank, National           Issuance of First Mortgage 7%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 80 and First
                               Co-Trustee                                      Mortgage 8-5/8% Bonds, Series 81

    May 15, 1992               Company to Continental Bank, National           Issuance of First Mortgage 6-1/8%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 82 and First
                               Co-Trustee                                      Mortgage 8% Bonds, Series 83

    July 15, 1992              Company to Continental Bank, National           Issuance of First Mortgage 8-1/2%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 84
                               Co-Trustee

    September 15, 1992         Company to Continental Bank, National           Issuance of First Mortgage 7-3/8%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 85 and First
                               Co-Trustee                                      Mortgage 8-3/8% Bonds, Series 86

    February 1, 1993           Company to Continental Bank, National           Issuance of First Mortgage 8-3/8%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 88
                               Co-Trustee

    April 1, 1993              Company to Continental Bank, National           Issuance of First Mortgage 6-1/2%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 90 and First
                               Co-Trustee                                      Mortgage 8% Bonds, Series 91

    April 15, 1993             Company to Continental Bank, National           Issuance of First Mortgage 7-5/8%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 92
                               Co-Trustee

    June 15, 1993              Company to Continental Bank, National           Issuance of First Mortgage 7%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 93 and First
                               Co-Trustee                                      Mortgage 7-1/2% Bonds, Series 94

    July 15, 1993              Company to Continental Bank, National           Issuance of First Mortgage 6-5/8%
                               Association and M.J. Kruger, as Trustee and     Bonds, Series 96 and First
                               Co-Trustee                                      Mortgage 7-3/4% Bonds, Series 97

    January 15, 1994           Company to Continental Bank, National           Issuance of First Mortgage Bonds,
                               Association and M.J. Kruger, as Trustee and     Pollution Control Series 1994A,
                               Co-Trustee                                      1994B and 1994C

    December 1, 1994           Company to Bank of America Illinois and         Issuance of First Mortgage Bonds,
                               Robert J. Donahue, as Trustee and Co-Trustee    Pollution Control Series 1994D

    June 1, 1996               Company to Harris Trust and Savings Bank and    Issuance of First Mortgage Bonds,
                               D.G. Donovan, as Trustee and Co-Trustee         Pollution Control Series 1996A and
                                                                               1996B

    March 1, 2002              Company to BNY Midwest Trust Company and D.G.   Issuance of First Mortgage 6.15%
                               Donovan, as Trustee and Co-Trustee              Bonds, Series 98

    May 20, 2002               Company to BNY Midwest Trust Company and D.G.   Issuance of First Mortgage Bonds,
                               Donovan, as Trustee and Co-Trustee              Pollution Control Series 2002

(the Supplemental Indenture dated as of March 1, 2002 referenced above, a copy of which (without Exhibits thereto) is attached hereto as Exhibit A, is referred to herein as the "March 2002 Supplemental Indenture"); and

      WHEREAS, the respective designations, maturity dates and principal amounts of the bonds of each series presently outstanding under, and secured by, the Mortgage and the several supplemental indentures above referred to, are as follows:

                  DESIGNATION                                          MATURITY DATE                      PRINCIPAL
                                                                                                           AMOUNT
First Mortgage 9-7/8% Bonds, Series 75                               June 15, 2020                    $   54,171,000

First Mortgage 8-1/4% Bonds, Series 76                               October 1, 2006                     100,000,000

First Mortgage 8-3/8% Bonds, Series 78                               October 15, 2006                    125,000,000

First Mortgage 8% Bonds, Series 83                                   May 15, 2008                        140,000,000

First Mortgage 8-1/2% Bonds, Series 84                               July 15, 2022                       200,000,000

First Mortgage 7-3/8% Bonds, Series 85                               September 15, 2002                  200,000,000

First Mortgage 8-3/8% Bonds, Series 86                               September 15, 2022                  200,000,000

First Mortgage 8-3/8% Bonds, Series 88                               February 15, 2023                   235,950,000

First Mortgage 8% Bonds, Series 91                                   April 15, 2023                      160,000,000

First Mortgage 7-5/8% Bonds, Series 92                               April 15, 2013                      218,500,000

First Mortgage 7% Bonds, Series 93                                   July 1, 2005                        225,000,000

First Mortgage 7-1/2% Bonds, Series 94                               July 1, 2013                        147,000,000

First Mortgage 6-5/8% Bonds, Series 96                               July 15, 2003                       100,000,000

First Mortgage 7-3/4% Bonds, Series 97                               July 15, 2023                       150,000,000

First Mortgage 5.3% Bonds, Pollution Control Series 1994A            January 15, 2004                     26,000,000

First Mortgage 5.7% Bonds, Pollution Control Series 1994B            January 15, 2009                     20,000,000

First Mortgage 5.85% Bonds, Pollution Control Series 1994C           January 15, 2014                     20,000,000

First Mortgage 5.3% Bonds, Pollution Control Series 1994D            March 1, 2015                        91,000,000

First Mortgage 4.4% Bonds, Pollution Control Series 1996A            December 1, 2006                    110,000,000

First Mortgage 4.4% Bonds, Pollution Control Series 1996B            December 1, 2006                     89,400,000

First Mortgage 6.15% Bonds, Series 98                                March 15, 2012                      400,000,000

First Mortgage Bonds, Pollution Control Series 2002                  April 15, 2013                      100,000,000
                                                                                                      ==============
                                                                     Total                            $3,112,021,000
                                                                                                      ==============


      WHEREAS, pursuant to the March 2002 Supplemental Indenture, the Company issued "bonds of Series 98" (as defined in the March 2002 Supplemental Indenture) under and pursuant to the Mortgage, and, pursuant to said March 2002 Supplemental Indenture, the Company has the right to issue additional bonds of Series 98; and

      WHEREAS, the Company desires to issue additional bonds of Series 98 under the Mortgage (including the March 2002 Supplemental Indenture) in the aggregate principal amount of Two Hundred Million Dollars ($200,000,000.00) (the "Additional bonds of Series 98"), such bonds to be governed by the terms, provisions and conditions set forth in the March 2002 Supplemental Indenture; and

      WHEREAS, the Company desires to execute and deliver this Supplemental Indenture for purposes of providing notice of the issuance of the Additional bonds of Series 98 under and pursuant to the Mortgage and confirming that such Additional bonds of Series 98 are secured by the lien of the Mortgage, as further provided herein; and

      WHEREAS, the Company is legally empowered and has been duly authorized by the necessary corporate action and by order of the Illinois Commerce Commission to make, execute and deliver this Supplemental Indenture, and to issue the Additional bonds of Series 98, and all acts and things whatsoever necessary to make this Supplemental Indenture, when executed and delivered by the Company and the Trustees, a valid, binding and legal instrument, and to make the Additional bonds of Series 98, when authenticated by the Trustee and issued as in the Mortgage and in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, as amended and supplemented, have been done and performed;

      NOW, THEREFORE, in consideration of the premises and of the sum of one dollar duly paid by the Trustees to the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

      SECTION 1. DESIGNATION AND ISSUANCE OF ADDITIONAL BONDS OF SERIES 98. The Additional bonds of Series 98 shall, as provided in the March 2002 Supplemental Indenture, be designated as additional "First Mortgage 6.15% Bonds, Series 98." The Additional bonds of Series 98 shall, for all purposes, constitute "bonds of Series 98" for purposes of the Mortgage, shall be governed by each and all of the terms, provisions and conditions set forth in the March 2002 Supplemental Indenture, and shall be secured by the Mortgage. The parties confirm that, subject to the provisions of the Mortgage, the bonds of Series 98 shall be issuable without limitation as to the aggregate principal amount thereof.

      SECTION 2. CONFIRMATION OF LIEN. The Company, for the equal and proportionate benefit and security of the holders of all bonds at any time issued under the Mortgage, hereby confirms the lien of the Mortgage upon, and hereby grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants and conveys unto the Trustees, all property of the Company and all property hereafter acquired by the Company, other than (in each case) property which, by virtue of any of the provisions of the Mortgage, is excluded from such lien, and hereby confirms the title of the Trustees (as set forth in the Mortgage) in and to all such property. Without in any way limiting or restricting the generality of the foregoing, there is specifically included within the confirmation of lien and title hereinabove expressed the property of the Company legally described on Exhibit B attached hereto and made a part hereof.

      SECTION 3. MISCELLANEOUS. The terms and conditions of this Supplemental Indenture shall be deemed to be a part of the terms and conditions of the Mortgage for any and all purposes. The Mortgage, as supplemented by said indentures supplemental thereto dated subsequent to August 1, 1944 and referred to in the recitals of this Supplemental Indenture, and as further supplemented by this Supplemental Indenture, is in all respects hereby ratified and confirmed.

      This Supplemental Indenture shall bind and, subject to the provisions of
Article XIV of the Mortgage, inure to the benefit of the respective successors and assigns of the parties hereto.

      Although this Supplemental Indenture is dated as of June 1, 2002, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustees on the date indicated by their respective acknowledgments hereto annexed.

      This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, Commonwealth Edison Company has caused this Supplemental Indenture to be executed in its name by its Vice President and Treasurer, and attested by one of its Assistant Secretaries, and BNY Midwest Trust Company, as Trustee under the Mortgage, has caused this Supplemental Indenture to be executed in its name by one of its Assistant Vice Presidents and attested by one of its Assistant Secretaries, and D. G. Donovan, as Co-Trustee under the Mortgage, has hereunto affixed his signature, all as of the day and year first above written.

                                                COMMONWEALTH EDISON COMPANY


                                                By /s/ J. Barry Mitchell
                                                   J. Barry Mitchell
                                                   Vice President and Treasurer

ATTEST:

     /s/ Scott N. Peters
     Scott N. Peters
     Assistant Secretary

                                                BNY MIDWEST TRUST COMPANY


                                                By /s/ M. Callahan
                                                   M. Callahan
                                                   Assistant Vice President

ATTEST:

     /s/ C. Potter
     C. Potter
     Assistant Secretary

                                                /s/ D.G. Donovan
                                                D. G. DONOVAN

STATE OF ILLINOIS )
                        ) SS.
COUNTY OF COOK    )



      I, MARY L. KWILOS, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that J. BARRY MITCHELL, Vice President and Treasurer of Commonwealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and SCOTT N. PETERS, an Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be Vice President and Treasurer and an Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Vice President and Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this 6th day of June, A.D. 2002.





                                                   /s/ Mary L. Kwilos
                                                   Mary L. Kwilos
                                                   Notary Public

(NOTARIAL SEAL)


My Commission expires October 26, 2005.

STATE OF ILLINOIS )
                        ) SS.
COUNTY OF COOK    )


      I, LINDA ELLEN GARCIA, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that M. CALLAHAN, an Assistant Vice President of BNY Midwest Trust Company, an Illinois trust company, one of the parties described in and which executed the foregoing instrument, and C. POTTER, an Assistant Secretary of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Assistant Vice President and Assistant Secretary, respectively, and who are both personally known to me to be an Assistant Vice President and an Assistant Secretary, respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Assistant Vice President and Assistant Secretary, respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this 6th day of June, A.D. 2002.




                                                   /s/ Linda Ellen Garcia
                                                   Linda Ellen Garcia
                                                   Notary Public

(NOTARIAL SEAL)


My Commission expires September 23, 2002.

STATE OF ILLINOIS )
                        ) SS.
COUNTY OF COOK    )




      I, LINDA ELLEN GARCIA, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that D. G. DONOVAN, one of the parties described in and which executed the foregoing instrument, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, executed and delivered said instrument as his free and voluntary act for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this 6th day of June, A.D. 2002.





                                                   /s/ Linda Ellen Garcia
                                                   Linda Ellen Garcia
                                                   Notary Public

(NOTARIAL SEAL)


My Commission expires September 23, 2002.